                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Forms S-8 and S-3) of our report dated August 28, 1996 with respect to the consolidated financial statements and schedules of Electro Rent Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1996 and to all references to our firm included in this registration statement.





                                                   /s/ ARTHUR ANDERSEN LLP
                                                   -----------------------
                                                   ARTHUR ANDERSEN LLP

Los Angeles, California

December 2, 1996